Exhibit 99.1

Enzon Pharmaceuticals, Inc. Announces Postponement of 2020 Annual Meeting

Cranford, New Jersey, September 2, 2020 /GlobeNewswire/ – Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) (OTC:ENZN) today announced that its 2020 annual meeting of stockholders (the “Annual Meeting”) originally scheduled to be held on Thursday, September 17, 2020, has been postponed and will now be held on Friday, December 18, 2020. Once determined by the Company’s Board of Directors, the Company will announce the record date, time and location of the 2020 Annual Meeting. The Company decided to postpone the 2020 Annual Meeting due to timing considerations related to certain corporate actions recently announced by the Company.

About Enzon Pharmaceuticals, Inc.

The Company manages its sources of royalty revenues from existing licensing arrangements with other companies primarily related to sales of certain drug products that utilize Enzon’s proprietary technology.

Additional Information and Where to Find It

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. The Company will file a proxy statement with the Securities and Exchange Commission in connection with the 2020 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the Securities and Exchange Commission concerning the Company will be, when filed, available free of charge at www.sec.gov and on the Company’s website at www.enzon.com, and stockholders may request copies, free of charge, by writing to the Company at Attn: Corporate Secretary, Enzon Pharmaceuticals, Inc., 20 Commerce Drive, Suite 135, Cranford, New Jersey 07016. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include those identified in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

For further information, please contact:

Andrew Rackear, Chief Executive Officer

Enzon Pharmaceuticals, Inc.

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016

(732) 980-4500